Exhibit 99.1

Mead Johnson Delivers Solid Second Quarter Results;
Emerging Markets Drive Sales Growth

GLENVIEW, Ill.--(BUSINESS WIRE)--July 29, 2010--Mead Johnson Nutrition Company (NYSE: MJN) announced today its financial results for the second quarter ended June 30, 2010, including:

  Net sales in the quarter were up 6 percent versus the second quarter of 2009. Excluding the favorable impact of foreign exchange, sales increased 4 percent.
  GAAP net earnings of $0.59 per diluted share for second quarter of 2010, compared with $0.66 per diluted share for 2009.
  Non-GAAP (1) net earnings of $0.63 per diluted share for the second quarter of 2010, down slightly from $0.65 per diluted share a year earlier.
  Sales growth was driven by strong performance in Asia and Latin America, partially offset by a decline in North America. Earnings benefited from sales growth in emerging markets, lower interest expense and reduced effective tax rate, offset by higher commodity costs, demand-generation investments and costs incurred as a stand-alone company.
  Full-year non-GAAP EPS guidance range narrowed to $2.35 to $2.40 from $2.33 to $2.40. Including specified items estimated at $0.26 per share, GAAP EPS guidance is $2.09 to $2.14.
  (1) See “Non-GAAP Financial Measures” and the reconciliation of GAAP and non-GAAP results included in this release.

“We are pleased with our performance for the second quarter,” said Chief Executive Officer Stephen W. Golsby. “The year continues to progress as expected with double-digit sales and earnings growth from emerging markets continuing to drive our results. Our quarterly earnings performance is particularly rewarding given the investments we are making in geographic expansion and demand creation, as well as the higher costs as a stand-alone company and the impact of anticipated increases in dairy costs.”

Second Quarter Results

Net sales for the quarter ended June 30, 2010, totaled $764.2 million, up 6 percent from $719.3 million a year ago. Sales benefited 4 percent from price and 2 percent from foreign exchange with volume flat. Earnings before interest and income taxes (EBIT) for the second quarter totaled $172.9 million, down from $218.1 million a year earlier. Net earnings attributable to shareholders for the second quarter of 2010 totaled $121.4 million, or $0.59 per diluted share, compared with $134.5 million, or $0.66 per diluted share for the prior-year period.

The decline in EBIT in the second quarter of 2010 was primarily due to higher commodity and manufacturing costs, increased advertising and promotion spending, costs of an increased sales force and costs to separate from Bristol-Myers Squibb’s IT platform. Partially offsetting the impact of these items was the benefit of significantly lower interest expense as a result of the debt refinancing completed in the fourth quarter of 2009 and a lower effective tax rate. Results for the second quarter of 2009 benefited from an $11.9 million gain on the sale of a non-strategic asset, partially offset by costs associated with the company’s initial public offering (IPO) in February 2009.

On a non-GAAP basis, which excludes specified items, net earnings attributable to shareholders totaled $130.1 million, or $0.63 per diluted share, for the second quarter of 2010, compared with $133.4 million, or $0.65 per diluted share, for the same quarter a year ago.

Second Quarter Segment Results

The Asia/Latin America segment had net sales of $471.7 million for the second quarter of 2010, up 19 percent from $396.5 million in 2009. Sales benefited 10 percent from volume, 6 percent from price and 3 percent from foreign exchange. Segment performance was driven by double-digit constant-dollar sales growth, notably in China, Mexico, Hong Kong, Malaysia, Brazil and Peru. EBIT totaled $157.7 million, up 8 percent compared with $146.1 million for the year-ago second quarter. EBIT was adversely affected in the quarter by increased dairy prices and higher demand-generation investments in advertising and promotion and sales force additions in support of geographic expansion efforts, primarily in China and Brazil.

The North America/Europe segment reported net sales of $292.5 million for the second quarter of 2010, down 9 percent from $322.8 million in 2009. Sales benefited 2 percent from price and 1 percent from foreign exchange, offset by a 12 percent decline in volume. The company’s launch of Enfamil Premium in the United States led to a retail inventory build in the second quarter of 2009. The timing of changes in inventory accounted for approximately three-quarters of the sales decline in the second quarter of 2010 with the balance primarily due to market contraction in the United States driven by lower births. EBIT totaled $78.2 million, compared with $119.0 million in the second quarter a year ago. The decrease was principally the result of lower sales and the impact of increased dairy and manufacturing costs.

Six-Month Results

Net sales for the six months ended June 30, 2010, totaled $1,527.7 million, up 8 percent from $1,412.3 million a year ago. Sales benefited 4 percent from price, 3 percent from foreign exchange and 1 percent from volume. EBIT for the first half of 2010 totaled $370.8 million, down from $406.9 million a year earlier. Net earnings attributable to shareholders for the first half of 2010 totaled $247.0 million, or $1.20 per diluted share, compared with $238.0 million, or $1.21 per diluted share for the prior-year period.

For the first half of 2010, the benefit from lower interest expense and a lower effective tax rate was offset by higher operating expense, including investments in advertising and promotion, and IT separation and stand-alone company costs. Results for 2009 include costs associated with the company’s IPO, partially offset by a $10.0 million patent settlement in the first quarter and the $11.9 million gain on the asset sale in the second quarter, noted above.

On a non-GAAP basis, which excludes specified items, net earnings attributable to shareholders totaled $263.9 million, or $1.28 per diluted share, for the first half of 2010, compared with $249.2 million, or $1.22 per diluted share, for the same period a year ago.

Six-Month Segment Results

The Asia/Latin America segment had net sales of $927.7 million for the first half of 2010, up 18 percent from $786.3 million in 2009. Sales benefited 8 percent from volume, 6 percent from price and 4 percent from foreign exchange. EBIT totaled $324.0 million, up 10 percent compared with $294.8 million for the year-ago period. Segment results benefited from double-digit constant-dollar sales growth in the majority of the company’s largest markets. In 2010, the company increased investments in advertising and promotion and sales force in support of geographic expansion efforts, primarily in China and Brazil.

The North America/Europe segment reported net sales of $600.0 million for the first half of 2010, down from $626.0 million in 2009. Sales benefited 2 percent from foreign exchange and 1 percent from price, offset by a 7 percent decline in volume. The sales decline was primarily attributed to the impact of the retailer inventory build in the second quarter of 2009 and market contraction in the United States. EBIT totaled $175.3 million, compared with $220.2 million in the same period a year ago. The decrease was primarily due to lower sales, a lower gross margin driven by higher commodity and manufacturing costs, and increased advertising and promotion spending.

Conference Call Scheduled

The company will host a conference call at 7:30 a.m. CDT today during which company executives will review second quarter financial results and respond to questions from analysts and investors. The call will be broadcast over the Internet at meadjohnson.com. To listen to the call, go to the Web site at least 15 minutes before the call and click on the Investors tab. Security analysts and investors wishing to participate by telephone should call 1-866-700-7173, pass code: Mead Johnson. Callers outside of North America should call +1-617-213-8838 to be connected. A replay of the conference call will be available through midnight CDT Thursday, Aug. 5, 2010, by calling 1-888-286-8010 or +1-617-801-6888, pass code: 54354269. The replay will also be available at meadjohnson.com.

Forward-Looking Statements

Certain statements in this news release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are identified by words such as “expects,” “intends” and “believes,” involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the adverse effect of commodity price increases; (4) increased competition from branded, private label, store and economy-branded products; (5) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (6) inventory reductions by customers; (7) the adverse effect of changes in foreign currency exchange rates; (8) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products or maintain product margins; (9) the possibility of changes in the Women, Infant and Children (WIC) program, or increases in levels of participation in WIC; and (10) the ability to develop and market new, innovative products. For additional information on these and other factors, see the risk factors identified in the company’s periodic reports, including the annual report on Form 10-K for 2009, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with, or furnished to, the Securities and Exchange Commission, available upon request or at meadjohnson.com. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mead Johnson

Mead Johnson, a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in 60 markets worldwide. The company’s mission is to create nutritional brands and products trusted to give infants and children the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 100 years. The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world’s leading brand franchise in pediatric nutrition. For more information, go to meadjohnson.com.

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars and shares in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
NET SALES	$764.2	$719.3	$1,527.7	$1,412.3
COST OF PRODUCTS SOLD	278.7	236.1	550.5	483.7

GROSS PROFIT	485.5	483.2	977.2	928.6

EXPENSES:
SELLING, GENERAL AND ADMINISTRATIVE	182.6	154.8	354.0	318.2
ADVERTISING AND PRODUCT PROMOTION	115.9	101.6	214.3	177.5
RESEARCH AND DEVELOPMENT	19.7	18.4	39.8	33.7
OTHER EXPENSES/(INCOME)—NET	(5.6)	(9.7)	(1.7)	(7.7)

EARNINGS BEFORE INTEREST AND INCOME TAXES	172.9	218.1	370.8	406.9

INTEREST EXPENSE—NET	11.6	24.3	23.7	52.3

EARNINGS BEFORE INCOME TAXES	161.3	193.8	347.1	354.6

PROVISION FOR INCOME TAXES	38.8	55.8	97.1	110.0

NET EARNINGS	122.5	138.0	250.0	244.6
Less: Net Earnings attributable to noncontrolling interests	1.1	3.5	3.0	6.6

NET EARNINGS ATTRIBUTABLE TO SHAREHOLDERS	$121.4	$134.5	$247.0	$238.0

Earnings per Common Share – Basic
Net Earnings attributable to shareholders	$0.59	$0.66	$1.20	$1.21

Earnings per Common Share – Diluted
Net Earnings attributable to shareholders	$0.59	$0.66	$1.20	$1.21

Weighted Average Shares	204.5	204.5	204.5	196.7
Dividends declared per Common Share	$0.225	$0.30	$0.45	$0.30

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in millions, except per share data)
(UNAUDITED)

	June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$428.2	$561.1
Receivables—net of allowances of $5.9 and $6.2, respectively	312.6	317.6
Note Receivable	—	30.0
Inventories	330.0	309.9
Deferred Income Taxes—net of valuation allowance	83.8	89.4
Income Taxes Receivable	18.9	5.6
Prepaid Expenses and Other Assets	45.5	22.5

Total Current Assets	1,219.0	1,336.1
Property, Plant and Equipment—net	525.1	501.4
Goodwill	117.5	117.5
Other Intangible Assets—net	66.3	50.5
Deferred Income Taxes—net of valuation allowance	15.7	16.0
Other Assets	88.4	48.8

TOTAL	$2,032.0	$2,070.3

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Short-Term Borrowings	$0.2	$120.0
Accounts Payable	334.6	361.3
Dividends Payable	46.3	41.0
Accrued Expenses	168.1	206.6
Accrued Rebates and Returns	255.4	268.2
Deferred Income—current	17.4	19.9
Income Taxes—payable and deferred	39.5	83.2

Total Current Liabilities	861.5	1,100.2
Long-Term Debt	1,524.9	1,484.9
Deferred Income—noncurrent	2.4	2.8
Deferred Income Taxes—noncurrent	9.1	5.1
Pension, Post Retirement and Post Employment Liabilities	123.5	123.6
Other Liabilities	19.9	18.0

Total Liabilities	2,541.3	2,734.6
COMMITMENTS AND CONTINGENCIES
EQUITY (DEFICIT):
Shareholders’ Equity:
Common Stock, $0.01 par value: 4,200 authorized, 204.6 and 204.5 issued and outstanding, respectively	2.0	2.0
Additional Paid-in (Distributed) Capital	(787.0)	(797.4)
Retained Earnings	360.6	206.1
Accumulated Other Comprehensive Income (Loss)	(98.4)	(85.6)

Total Shareholders’ Equity (Deficit)	(522.8)	(674.9)
Noncontrolling Interests	13.5	10.6

Total Equity (Deficit)	(509.3)	(664.3)

TOTAL	$2,032.0	$2,070.3

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$250.0	$244.6
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	31.5	28.5
Changes in Assets and Liabilities	(100.0)	52.6
Other	18.1	(3.6)

Net Cash Provided by Operating Activities	199.6	322.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for Capital Expenditures	(92.9)	(41.8)
Proceeds from Sale of Property, Plant and Equipment	2.0	0.9
Proceeds from Sale of Intangible Asset	—	11.9
Investment in Other Companies	(5.5)	—

Net Cash Used in Investing Activities	(96.4)	(29.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Short-Term Borrowings	60.2	—
Repayments of Short-Term Borrowings	(180.0)	—
Payment for Capital Lease Termination	(47.0)	—
Proceeds from Promissory Note from BMS	30.0	—
Cash Dividends Paid	(87.2)	—
Issuance of Common Stock for Stock-Based Compensation	0.8	—
Proceeds from Initial Public Offering, net of offering costs	—	782.3
Repayment of Related-Party Debt and Lease	—	(602.8)
Net Transfers from BMS, excluding noncash items	—	97.7
Distributions to Noncontrolling Interests	—	(0.8)

Net Cash Provided by (Used in) Financing Activities	(223.2)	276.4
Effects of Changes in Exchange Rates on Cash and Cash Equivalents	(12.9)	7.4

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(132.9)	576.9

CASH AND CASH EQUIVALENTS:
Beginning of Period	561.1	—

End of Period	$428.2	$576.9

MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(UNAUDITED)

				% Change Due to
	Three Months Ended June 30,					Foreign
	2010	2009	% Change	Volume	Price	Exchange
Net Sales
Asia/Latin America	$471.7	$396.5	19%	10%	6%	3%
North America/Europe	292.5	322.8	-9%	-12%	2%	1%
Total	$764.2	$719.3	6%	0%	4%	2%

Earnings Before Interest and
Income Taxes
Asia/Latin America	$157.7	$146.1	8%
North America/Europe	78.2	119.0	-34%
Corporate and Other	(63.0)	(47.0)	34%
Total	$172.9	$218.1	-21%

MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(UNAUDITED)

				% Change Due to
	Six Months Ended June 30,					Foreign
	2010	2009	% Change	Volume	Price	Exchange
Net Sales
Asia/Latin America	$927.7	$786.3	18%	8%	6%	4%
North America/Europe	600.0	626.0	-4%	-7%	1%	2%
Total	$1,527.7	$1,412.3	8%	1%	4%	3%

Earnings Before Interest and
Income Taxes
Asia/Latin America	$324.0	$294.8	10%
North America/Europe	175.3	220.2	-20%
Corporate and Other	(128.5)	(108.1)	19%
Total	$370.8	$406.9	-9%

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including non-GAAP EBIT, earnings and earnings per share information. The items included in GAAP measures, but excluded for the purpose of determining non-GAAP EBIT, earnings and earnings per share, are initial public offering (IPO), IT separation and other costs (Specified Items). In addition, other items include the tax impact on Specified Items, and the number of shares outstanding in 2009 to reflect the increase in shares due to the IPO. Non-GAAP EBIT, earnings and earnings per share information adjusted for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile GAAP to non-GAAP disclosure follow:

MEAD JOHNSON NUTRITION COMPANY
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
FOR THE THREE MONTHS ENDED JUNE 30, 2010 and 2009
(Dollars in millions, except per share data)
(UNAUDITED)

	Earnings Before Interest		Net Earnings attributable		Earnings per common
	and Income Taxes		to shareholders		share-Diluted
	2010	2009	2010	2009	2010	2009
GAAP results	$172.9	$218.1	$121.4	$134.5	$0.59	$0.66
Specified Items:(1)
IPO-related costs(2)	-	6.9
IT and other separation costs(2)	10.0	-
Severance and related costs(3)	-	1.2
Legal, settlements and related costs(2)	3.1	-
Gain on asset sale(3)	-	(11.9)
Specified Items before income taxes	13.1	(3.8)	13.1	(3.8)	0.06	(0.02)
Income tax impact on items above			(4.2)	2.7	(0.02)	0.01
Write-off of deferred tax asset related to BMS stock options			(0.2)	-	-	-
Non-GAAP results	$186.0	$214.3	$130.1	$133.4	$0.63	$0.65

(1)All Specified Items are included in the Corporate and Other segment
(2)Included in Selling, General and Administrative expenses
(3)Included in Other Expenses/(Income)-net

MEAD JOHNSON NUTRITION COMPANY
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 and 2009
(Dollars in millions, except per share data)
(UNAUDITED)

	Earnings Before Interest		Net Earnings attributable		Earnings per common
	and Income Taxes		to shareholders		share-Diluted
	2010	2009	2010	2009	2010	2009
GAAP results	$370.8	$406.9	$247.0	$238.0	$1.20	$1.21
Specified Items:(1)
IPO-related costs(2)	-	24.1
IT and other separation costs(2)	19.9	-
Severance and related costs(3)	0.5	8.8
Legal, settlements and related costs(2,3)	3.6	(10.0)
Gain on asset sale(3)	-	(11.9)
Specified Items before income taxes	24.0	11.0	24.0	11.0	0.12	0.05
Income tax impact on items above			(8.3)	0.2	(0.04)	-
Write-off of deferred tax asset related to BMS stock options			1.2	-	-	-
Effect of newly issued shares(4)					-	(0.04)
Non-GAAP results	$394.8	$417.9	$263.9	$249.2	$1.28	$1.22

(1)All Specified Items are included in the Corporate and Other segment
(2)Included in Selling, General and Administrative expenses
(3)Included in Other Expenses/(Income)-net
(4)Prior to Feb. 10, 2009, there were 170.0 million shares of common stock outstanding. The company issued an additional 34.5 million shares of common stock in the IPO.

CONTACT:
Mead Johnson Nutrition Company
Investors:
Kathryn Chieger, (847) 832-2419
kathryn.chieger@mjn.com
or
Media: Christopher Perille
(847) 832-2178
chris.perille@mjn.com